                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT



As independent public accountants, we hereby consent to the use in this registration statement of our report dated July 31, 1999 included herein and to all references to our Firm included in this registration statement.





PGA
Represented by Philippe Mongin
Partner of Andersen Worldwide



/s/ PGA
-----------------------

Paris, France
May 17, 2000